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                                                                       EXHIBIT 1

                                FILING AGREEMENT

This Agreement is made and entered into as of this 4th day of February 2002 among Anthony Tang and Manford Investments LLC.

Anthony Tang and Manford Investments LLC hereby agree that only one statement will be filed on behalf of each of them pursuant to Schedule 13G containing the information required to be disclosed by Section 13(d) of the Securities Exchange Act of 1934, as amended, and rules thereunder with respect to the Shares of Common Stock of CyberCare, Inc. that are beneficially owned by Anthony Tang and Manford Investments LLC.

Witness the due execution hereof by the undersigned as of the date first above written.

                                                     /s/ Anthony Tang
                                          --------------------------------------
                                                         Anthony Tang

                                          Manford Investments LLC,
                                          a California limited liability company

                                                    /s/ Anthony Tang
                                          --------------------------------------
                                               Anthony Tang, Managing Member

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